SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 Current Report


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934




         Date of Report (date of earliest event reported): May 14, 1998



                           D & E COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)




        Pennsylvania                   0-20709                23-2837108
(State or other jurisdiction         (Commission             (IRS Employer
      of incorporation)             File Number)        Identification Number)




       Brossman Business Complex, 124 East Main Street, Ephrata, PA    17522
               (Address of principal executive offices)              (ZIP Code)



        Registrant's telephone number, including area code: 717-733-4101


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Item 5.       Other Events

         On May 14, 1998 D & E Holdings, L.P. ("Holdings") entered into an Instrument of Assignment with Cellco Partnership, d.b.a. Bell Atlantic Mobile ("BAM"), whereby Holdings assigned its fifteen percent (15%) interest in Berks & Reading Area Cellular Enterprises ("BRACE") to BAM for $2.4 million. BRACE is a joint venture formed in 1985 with Conestoga Enterprises, Inc. and 360 (degrees) Communications Company, the purpose of which was to provide cellular radio telecommunications services in certain portions of Berks County, Pennsylvania as authorized by the Federal Communications Commission ("FCC").

         Holdings is a Pennsylvania limited partnership for which D & E Marketing Corp. ("Marketing") serves as the general partner and Denver and Ephrata Telephone and Telegraph Company ("D & E Telephone") serves as the sole limited partner. Both Marketing and D & E Telephone are wholly-owned subsidiaries of D & E Communications, Inc., the Registrant.

Item 7(c)         Exhibits

 Exhibit
 Number
                     Description



99.01 Press release dated May 14, 1998 regarding Registrant's assignment of its 15% interest in Berks & Reading Area Cellular Enterprises to Cellco Partnership, d.b.a. Bell Atlantic Mobile.



SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
                                             D & E COMMUNICATIONS, INC.
                                             (Registrant)


Date:  June 2, 1998                  By:    /s/ W. Garth Sprecher
                                          -----------------------
                                          W. Garth Sprecher, Vice President and
                                          Corporate Secretary



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                                  EXHIBIT INDEX



Exhibit                                                               Document
Number         Description                                             Pages
-------        -----------                                            --------
99.01          Press release dated May 14, 1998 regarding                4
               Registrant's assignment of its 15% interest in Berks & Reading Area Cellular Enterprises to Cellco Partnership, d.b.a. Bell Atlantic
               Mobile.


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